Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Pitney Bowes Inc. of our report dated February 20, 2024 relating to the financial statements, the financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Pitney Bowes Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ PricewaterhouseCoopers LLP
 Stamford, Connecticut
 May 10, 2024